Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report dated July 12, 2024 relating to the consolidated financial statements of NISUN INTERNATIONAL ENTERPRISE DEVELOPMENT GROUP CO., LTD and its subsidiaries, for the years ended December 31, 2023, appearing in the Annual Report on Form 20-F of NISUN INTERNATIONAL ENTERPRISE DEVELOPMENT GROUP CO., LTD for the year ended December 31, 2023.

Singapore, Singapore

August 30, 2024

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